Exhibit 10.5

Amendment No. 1 to Series 2023 Agreement

This Amendment No. 1 (the “Amendment”) dated _________________, 2017 to the Series 2023 Agreement dated May 12, 2017 (“Series 2023 Agreement”) is entered into by and between the Company and the Majority Holders of the Series 2023 Notes.

WHEREAS,

(i)	The Company and the Majority Holders entered into the Series 2023 Agreement.

(ii)

Pursuant to Section 12 of the Series 2023 Agreement, the Series 2023 Agreement may be amended if, and only if, such amendment is and signed by the Parties which writing shall specifically reference the Agreement, specify the provision(s) hereof that it is intended to amend and further specify that it is intended to amend such provision(s).

(iii)	The Company and the Majority Holders desire to amend the Series 2023 Agreement.

NOW, THEREFORE, THE PARTIES AGREED AS FOLLOWS:

Section 1.  Amendments to Series 2023 Agreement.

(a) The first sentence of Section 1.1 of the Series 2023 Agreement is amended to read as follows and it is the intention of the Parties to amend Section 1.1 as follows:

The Company proposes to raise additional capital in one or more financings that result in the Company receiving from investor(s) at least $400,000 of aggregate gross proceeds through the issuance of its capital stock, which capital raises shall exclude the conversion of the Series 2023 Notes or other similar convertible notes or other securities (the “Minimum Capital Raise”).

(b) Section 7(a)(iv) setting forth Events of Default is amended to read as follows and it is the intention of the Parties to amend Section 7(a)(iv) as follows:

(iv) The Issuer or any of its Significant Subsidiaries shall (A) file a petition under any insolvency statute, (B) make a general assignment for the benefit of its creditors, (C) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, (D) file a petition seeking reorganization or liquidation or similar relief under Title II of the United States Code or any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law from time to time in effect affecting the rights of creditors generally, as amended from time to time (collectively, “Debtor Relief Law”), or any other applicable law or statute, or (E) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, whether at stated maturity or otherwise.  For purposes of this agreement, “Subsidiary” shall mean, as to the Issuer, any entity in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Issuer and/or one or more of the Subsidiaries (collectively, the “Subsidiaries”).  The term “Significant Subsidiary” shall have the meaning as defined in Regulation S-X of the Securities Act; or

Section 2.  Effectiveness of Amendment.

Upon

(a)	the execution and delivery hereof, and

(b)	The delivery to the Majority Holders of a fully executed amendment to the Series A Agreement amending Section 1.1 of the Series A Agreement to read as follows and no other amendment being made:

The Company proposes to raise additional capital in one or more financings that result in the Company receiving from investor(s) at least $400,000 of aggregate gross proceeds through the issuance of its capital stock, which capital raise shall exclude the conversion of the Series A Notes or other similar convertible notes or other securities (the “Minimum Capital Raise”), the Agreement shall be deemed to be amended as hereinabove set forth as fully and with the same effect as if the Amendment made hereby were originally set forth in the Series 2023 Agreement, and this Amendment and the Series 2023 Agreement shall henceforth respectively be read, taken and construed as one and the same instrument.

Section 3. General Provisions.

(a) This Amendment may be executed in one or more counterparts, all of which shall be considered one. This Amendment may be executed by facsimile signature.

(b) Capitalized terms used herein and not otherwise defined, shall have the meanings assigned to them in the Series 2023 Agreement.

(c) Except as specifically provided for in this Amendment, the Series 2023 Agreement shall remain unmodified and in full force and effect.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

APPLIED MINERALS, INC.

By: _______________________

Andre Zeitoun

Its: President and CEO

Berylson Master Fund, L.P.

By: Berylson Capital Partners, L.L.C.

Its:

By:

Its:

M. Kingdon Offshore Master Fund, L.P.

By: Kingdon Capital Management, L.L.C

Its: ______________________

By: ______________________

Its: ______________________

Kingdon Family Partnership, L.P.

By: Kingdon Capital Management, L.L.C

Its: ______________________

By: ______________________

Its: ______________________